UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

TEXAS ROADHOUSE, INC.

(Exact Name of Registrant as specified in Charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6040 Dutchmans Lane, Suite 400 Louisville, Kentucky		40205
(Address of principal executive offices)		(Zip code)

(502) 426-9984

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 31, 2005, the Registrant’s Board of Directors authorized an increase in the number of directors, which constitute the entire Board of Directors, from five to seven and designated the new directorships as the third class of directors with terms expiring at the annual meeting of the stockholders in 2007.

On March 31, 2005, the Board of Directors appointed Gregory N. Moore and G.J. Hart to fill the vacancies created and appointed Mr. Moore to serve on and chair the Audit Committee of the board.  Mr. Moore will be compensated in accordance with the Registrant’s previously adopted non-employee director compensation schedule and will receive a one-time grant to purchase shares of the Registrant’s Class A common stock under the Registrant’s 2004 Equity Incentive Plan.

Mr. Moore is currently the Senior Vice President and Controller of Yum! Brands, Inc.  Mr. Moore has announced his intention to retire from Yum! Brands, Inc. at the end of April, 2005.  Prior to becoming Yum’s Controller, Mr. Moore was the Vice President and General Auditor of Yum.  Before that, he was with PepsiCo, Inc. and held the position of Vice President, Controller of Taco Bell and Controller of PepsiCo Wines & Spirits International, a division of PepsiCola International.  Before joining PepsiCo, he was an Audit Manager with Arthur Young & Company in its New York City and Stamford, Connecticut offices.  Mr. Moore is a CPA in the States of New York and California.

Mr. Hart is the President and Chief Executive Officer of the Registrant.  Mr. Hart has interests in several companies which operate Texas Roadhouse restaurants under franchise agreements with an affiliate of the Registrant as shown in the following table.  The terms of these franchise agreements provide for no initial franchise fee and a royalty rate of 3.5%.

Restaurant	Ownership Interest	Fees Paid During 2004
		($ in thousands)
Brownsville, TX	30.0%	133.5
McKinney, TX	30.0%	64.3
Port Arthur, TX	30.0%	161.0
New Berlin, WI	30.0%	0.0

Mr. Hart also has ownership interests in companies which have signed franchise agreements or preliminary franchise agreements for restaurants which are not yet open, as shown in the following table.  The franchise agreements or preliminary franchise agreements provide for no initial franchise fee and a royalty rate of 3.5%.  No fees were paid by these entities during 2004 as none were due.

Restaurant	Ownership Interest

Houma, LA	85.0%
Omaha, NE	71.5%

Mr. Hart and his family members were issued 235,294 shares of the Registrant’s Class A common stock in exchange for their equity interests in the restaurants shown in the following table which were acquired as part of the Registrant’s initial public offering and combination of operations which was consummated on October 8, 2004.  Also as set forth below, beginning in 2003, the Registrant loaned funds that it borrowed under its credit facility to restaurants that were majority-owned or controlled by the Registrant, including some in which Mr. Hart had an ownership interest.  The restaurants borrowed the funds to refinance their real estate and equipment purchases.  The loans bore interest at rates that were equal to those paid by the Registrant on such funds.  These loans were paid off from the proceeds of the Registrant’s initial public offering.

Restaurant	Ownership Interest	Outstanding Loan Balance as of October 7, 2004
Elkhart, IN	45.0%	$1,155,069
Elyria, OH	47.5%	438,249
Lynchburg, VA	31.0%	1,345,711
Mesquite, TX	10.0%	—
Richmond, VA	45.0%	1,242,415

Mr. Hart was issued 124,688 shares of Class A common stock in exchange for his membership shares in Texas Roadhouse Holdings LLC.  He will also receive a cash distribution of $212,484 in redemption of preferred shares of Texas Roadhouse Holdings LLC relating to its income for periods prior to October 8, 2004.

The Registrant employs Juli Miller Hart, the wife of Mr. Hart, as Director of Public Relations, for which she was paid total compensation of $37,965 for services rendered in 2005 YTD, $136,815 for services rendered in 2004, $132,800 for services rendered in 2003 and $107,800 for services rendered in 2002.

Except as otherwise disclosed herein, there are no transactions between the Registrant and Messrs. Moore and Hart requiring disclosure under this Item 5.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: April 6, 2005	By	/s/ G. J. Hart
G. J. Hart
President & CEO